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                                                                   Exhibit 4(e)

MINNESOTA LIFE                                         QUALIFIED PLAN AGREEMENT

WHAT DOES THIS AGREEMENT PROVIDE?

Minnesota Life - 400 Robert Street North - St. Paul, Minnesota 55101-2098. The Agreement modifies the contract. The Agreement is used when an annuity contract is distributed by a pension or profit sharing plan. The plan must be qualified under Section 401(a) of the Internal Revenue Code, ("Code") as amended.

IS THIS CONTRACT TRANSFERABLE?

No. This contract is non-transferable. It may not be sold or assigned. There is an exception if the contract is the subject of a domestic relations order.

IS THERE AN AUTOMATIC FORM OF RETIREMENT BENEFIT?

Yes. The automatic form is payable if the annuitant is married when a contract benefit is paid. The automatic form is a joint and 100% to survivor annuity.
It is payable to the annuitant and the annuitant's spouse. The automatic option is a life annuity if the annuitant is single when a contract benefit is paid.
It is payable to the annuitant.

MAY ANOTHER PAYMENT OPTION OF THE RETIREMENT BENEFIT BE ELECTED?

Yes. However, there are two conditions. First, the annuitant must elect a different contract option. This election must be made within the 90 day period before the benefit is paid. Second, the spouse of a married annuitant must consent to any election of an optional form. This consent must be made on a Minnesota Life form. It must contain a notarized statement. Any consent by a spouse herein shall be effective only with respect to such spouse. Any annuity payment option may not provide for payments over a period longer than the life or the life expectancy of the annuitant or the joint annuitant.

ARE THERE RULES AS TO WHEN ANNUITY PAYMENT MUST BEGIN?

Yes. Payments under the contract must begin no later than April 1st following the calendar year in which the annuitant attains age 70 1/2.

IS THERE A PRE-RETIREMENT DEATH BENEFIT?

Yes. The pre-retirement death benefit is payable if the annuitant dies before annuity payments have started. It is the amount provided by the accumulation value of the contract.

IS THE BENEFICIARY OF THE PRE-RETIREMENT DEATH BENEFIT SPECIFIED?

Yes. If the annuitant was married for a period of at least one year at the time of death, the beneficiary of the pre-retirement death benefit is the annuitant's spouse. The spouse's payment option is a life annuity.

MHC-88-9176                                                     Minnesota Life 1
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If the annuitant was not married or was married less than one year at death, the general rule does not apply. The beneficiary of this benefit is then the designated beneficiary. The automatic annuity payment option in this case is a lump sum payment.

MAY THE ANNUITANT WHO HAS BEEN MARRIED FOR AT LEAST ONE YEAR ELECT ANOTHER BENEFICIARY FOR THE PRE-RETIREMENT DEATH BENEFIT?

Yes. Such an annuitant may choose a beneficiary. It may be a person other than the spouse. The spouse must consent to such an election. The consent must be obtained prior to the annuitant's death. This consent must be on a Minnesota Life form. It must include a notarized statement. Consent must also be obtained if there is a subsequent change of beneficiary.

MAY ANOTHER PAYMENT OPTION BE ELECTED FOR THE PRE-RETIREMENT DEATH BENEFIT?

Yes. On the annuitant's death, the beneficiary may elect any contract option. The option elected must be permitted by the code.

MAY THE PAYMENT OF THE PRE-RETIREMENT DEATH BENEFIT BE DEFERRED?

Yes. The pre-retirement death benefit may begin at any time after the annuitant's death. If the beneficiary is the annuitant's spouse, the spouse may elect to defer the benefit. The benefit must begin by the time the annuitant would have been age 70 1/2.

Payment rules differ if the beneficiary is not the annuitant's spouse. In that case payment must begin no later than one year from the annuitant's death. Payment must be: (a) in lump sum; (b) in substantially equal installments over the life of that beneficiary; and (c) over a period not longer than that beneficiary's life expectancy.

ARE THERE ANY EXCEPTIONS TO THESE DISTRIBUTION REQUIREMENTS?

No.

ARE THERE ADDITIONAL REQUIREMENTS THAT APPLY TO WITHDRAWALS AND SURRENDERS?

Yes. They may not be made without the written consent of the spouse entitled to the pre-retirement death benefits.

ARE CONTRACT DISTRIBUTIONS TAXABLE?

Yes. Distributions from this contract are taxable. In addition, tax penalties may apply to distributions which are classified as premature distributions. Tax penalties may apply to amounts in excess of statutory limitations as described in the Code.

Minnesota Life will not be liable for any tax or tax penalties on contract amounts received or paid.

MHC-88-9176                                                   Minnesota Life 2
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MAY THIS CONTRACT BE ROLLED OVER OR EXCHANGED FOR ANOTHER CONTRACT OR FOR AN
INDIVIDUAL RETIREMENT ACCOUNT OR ANNUITY PLAN?

No. This contract may not be exchanged or rolled over. The issuance of this contract to you is treated as a distribution from a qualified pension plan.

WILL MINNESOTA LIFE PROVIDE TAX ADVICE WITH RESPECT TO CONTRACT DISTRIBUTIONS?

No.  For tax advice you must see your own tax adviser.

This Agreement is effective as of the original contract date. For purposes of the deferred sales charge, the contract year shall be determined from the date shown here:






MHC-88-9176                                                   Minnesota Life 3